Exhibit 10.1

SECURITY CAPITAL RESEARCH &
MANAGEMENT INCORPORATED
INVESTMENT MANAGEMENT AGREEMENT
This INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made this _31st_ day of __July__________ 20 _18_ between
SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED (a company incorporated under the laws of the State of Delaware) located at 10 S. Dearborn Street Suite 1400, Chicago, Illinois 60603 (“Investment Adviser”)
and
HINES GLOBAL INCOME INVESTMENTS, INC. (a corporation incorporated under the laws of the State of Delaware) of 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056 (“Client”)
and sets forth the terms on which Investment Adviser will act as investment manager of the assets of Client placed with Investment Adviser (now or in the future) for management under one or more accounts, each of which shall be referred to as an “Account”. The Account (and if there is more than one Account, each such Account) shall be subject to the terms of this Agreement.
IT IS AGREED AS FOLLOWS:
Section 1.Appointment of Investment Adviser

1.01
Client hereby appoints Investment Adviser as investment manager with respect to the Account with full investment authority, subject to the Investment Guidelines (as defined in Section 3.01 below), and Investment Adviser accepts such appointment and agrees to manage the Account as Client's agent and investment manager. The initial Investment Guidelines are attached hereto as Exhibit A and made a part hereof. Client hereby agrees to furnish to Investment Adviser information, authorizations and documentation as it may from time to time require to enable it to carry out its obligations under this Agreement or as required by law.

Section 2.Discretionary Authority

2.01
Subject to the Investment Guidelines, Investment Adviser shall have complete discretion, full power and authority, without obtaining Client's instructions, to make and implement such investment decisions, including sales, exchanges, investments or reinvestments, or to take any action that it deems necessary or desirable in connection with the assets in the Account, and in connection therewith to execute or cause to be executed on behalf of Client and the Account any and all documents as Investment Adviser determines are appropriate.

2.02
Subject to any restrictions and limitations in the Investment Guidelines, investments may be made in, but are not limited to, securities of any kind, whether issued by a domestic issuer or a foreign issuer, including common or preferred stocks, warrants, rights, corporate or government bonds or notes, repurchase agreements and securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940 (including any such investment company or investment trust sponsored or managed by Investment Adviser or an affiliate).

2.03
To the extent authorized by the Investment Guidelines, Client authorizes Investment Adviser to invest Account assets in any of the registered, open-end investment companies listed in the Investment Guidelines for which Investment Adviser or an affiliate serves as investment adviser (“JPMorgan Funds”). Client acknowledges that investments in JPMorgan Funds will be subject to the fees and expense ratios disclosed in the prospectus in effect for each such JPMorgan Fund. Client understands Investment Adviser’s relationship with the JPMorgan Funds and approves the investment advisory and other fees paid by each JPMorgan Fund to Investment Adviser and its affiliates through Client’s investments in the JPMorgan Fund, recognizing that such fees differ among the JPMorgan Funds and may be higher or lower than the advisory fee otherwise payable hereunder. The assets of the Account subject to the advisory fee applicable to the Account under Section 10 shall not include assets invested in JPMorgan Funds. Client represents that it has received a JPMorgan Funds Disclosure Statement, applicable prospectuses and other materials pertaining to such JPMorgan Funds. Notwithstanding anything herein to the contrary, Client acknowledges that this Agreement shall not limit or otherwise restrict Investment Adviser’s or its affiliates rights, duties or obligations to manage or otherwise deal with any mutual fund managed by Investment Adviser or its affiliates to the fullest extent permitted by such mutual fund’s registration statement.

2.04
Client authorizes Investment Adviser, in its discretion, to aggregate purchases and sales of securities for the Account with purchases and sales of securities of the same issuer for other clients of Investment Adviser. Investment Adviser will aggregate orders for accounts over which it has investment discretion and in circumstances where Investment Adviser believes that aggregating will result in a more favorable overall execution. Investment Adviser will allocate such orders at the average price of the aggregated order, except in instances where it is impractical or inappropriate. Further information regarding Investment Adviser’s order aggregation practices is available in Part 2A of Investment Adviser’s Form ADV.

2.05
Unless and until revoked by Client, Client hereby delegates to Investment Adviser, and Investment Adviser hereby accepts, all power and authority to vote all proxies with respect to securities held in the Account in accordance with its proxy voting guidelines and procedures in effect from time to time. Client agrees to instruct the Custodian (as defined in Section 4.02 below) to forward all proxy materials and related shareholder communications to the designee provided by Investment Adviser promptly upon receipt. Investment Adviser shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner. The Investment Adviser shall maintain appropriate records detailing its voting of proxies on behalf of the Client, and shall provide such records, and a copy of its proxy voting policies and procedures, to Client for review upon request.

Section 3.Investment Guidelines

3.01
Client is responsible for informing Investment Adviser, in advance and in writing, of the investment guidelines, objectives, restrictions, conditions, limitations, directions and cash needs (the “Investment Guidelines”) of or applicable to the Account, and if there is more than one Account, Client may provide separate Investment Guidelines for each Account. Investment Adviser shall invest, reinvest and manage the securities, cash and any other property in the Account subject to the Investment Guidelines applicable to such Account as in effect from time to time.

3.02
Client is responsible for ensuring that the Investment Guidelines are in compliance with the provisions of any laws, rules, directives, regulations, policies or procedures or any offering, organizational or governing documents that apply to Client and the Account which may affect the investment of Client’s Account and are required to be complied with by Investment Adviser in the performance of its duties under this Agreement (the “Requirements”). Such Requirements would include, without limitation, any prohibited investments, restrictions and diversification requirements, as well as U.S. state or non-U.S. laws or regulations that apply to Client or the Account that are required to be complied with by Investment Adviser in the performance of its duties under this Agreement. Client agrees to update the Investment Guidelines to reflect any changes to such Requirements in an amendment to the Investment Guidelines.

3.03
Investment Adviser does not guarantee any investment objective, investment performance, expectations, risk or return targets will be achieved. Investment restrictions in the Investment Guidelines will apply at the time of purchase of assets and will be calculated on a market value basis. No credit rating downgrade or change to market value of any asset in the Account shall, by itself, be deemed to violate any investment restriction specified in the Investment Guidelines, provided the purchase of the asset did not violate any such restriction at the time of purchase.

3.04
Client may amend the Investment Guidelines upon written notice to Investment Adviser; provided such amendment becomes effective only upon Investment Adviser's written acknowledgment of its receipt of such amendment, which acknowledgement shall not be unreasonably withheld and will be provided within a reasonable time period of such written notice being delivered to Investment Adviser, and provided further that Investment Adviser shall be provided a reasonable time to comply with such amendment.

Section 4.Composition of Account; Custody

4.01
The Account shall consist of such cash, securities and other property as shall be designated by Client as from time to time being placed under the management of Investment Adviser, which shall consist of an initial allocation of $10,000,000.00 to establish and constitute the Account. Unless Client gives written instructions to the contrary, all dividend and interest income received in respect of the Account will be retained by the Custodian for reinvestment as part of the Account.

4.02	The Investment Adviser expressly does not and will not accept or have, and expressly disclaims taking, the custody of the Client’s cash and other investment assets held in the Account. Client will appoint a custodian (the “Custodian”) to be the custodian of the cash, securities and other property in the Account and shall direct the Custodian to comply with all investment instructions given by Investment Adviser with respect to the Account. Other than such authorizations with respect to such investment instructions, Investment Adviser will not have authority to direct the transfer or withdrawal of any cash, securities, or other property away from the Account. Client agrees to provide Investment Adviser with reasonable notice of any contributions to or withdrawals from the Account as they may occur from time to time. Client agrees to notify Investment Adviser of any material changes with respect to the Custodian, and to provide Investment Adviser with reasonable advance notice of any intention to appoint a successor Custodian.

4.03
Client shall have full responsibility for the payment of all taxes due on capital or income held or collected for the Account and the filing of any returns or other required documents in connection therewith or otherwise required by law.

4.04
Client agrees that Investment Adviser is not responsible for advising or taking action, including filing proof of claim forms, on behalf of Client in any legal proceedings, including bankruptcies or class actions, involving securities held in or formerly held in the Account or the issuers of those securities. Client acknowledges that Investment Adviser shall not provide any legal, tax, regulatory or accounting advice or services to Client, have no responsibility, other than as may be required or determined pursuant to the Investment Guidelines, to take into account Client’s legal, tax, regulatory or accounting status in providing its services under this Agreement and be under no obligation, other than as may be required or determined pursuant to the Investment Guidelines, to report to Client on the legal, tax, regulatory or accounting consequences of buying or selling assets in the Account.

4.05
Client shall ensure that the Custodian will maintain sufficient cash or other monies in the Account in order for Investment Adviser to settle or arrange for the settlement of all transactions on behalf of the Account. In the event that Client instructs Investment Adviser to trade ahead of receipt of sufficient cash or monies into the custody account to settle or arrange for the settlement of the initial transactions on behalf of the Account, such instruction will be treated as a forward dated receivable and Client agrees that it shall bear any charges incurred on the Account, including overdraft charges, trading costs, buy-in fees or any other costs associated with settlement failures, and shall be liable to Investment Adviser for all losses or damages incurred by Investment Adviser as a result of late receipt of the cash or monies into the custody account.

Section 5.Brokerage and Execution Services

5.01
In accordance with Exhibit B attached hereto, Client acknowledges that Investment Adviser will effect securities and other investment transactions through brokers of its choosing and authorizes Investment Adviser to effect transactions for the Account through affiliated broker-dealers (subject, however, to the pursuit of and adherence by Investment Adviser to the principles of best execution and Investment Adviser’s best execution policies and procedures, a copy of which shall be available to Client upon its request, as well as any restrictions or limitations contained in the Investment Guidelines). To the extent that any market counterparty with whom Investment

Adviser deals requires information relating to the Account (including, but not limited to, the identity of Client and market value of the Account), Investment Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Account.
Section 6.Information and Statements

6.01
Investment Adviser shall cause to be rendered to Client, no less frequently than quarterly, statements setting forth the property in the Account and transactions therein and advices of changes as they are made in the Account in accordance with Investment Adviser's normal procedures. Client agrees to review promptly all statements and advices. Client acknowledges that the Custodian will furnish the official confirmations of Account transactions and periodic Account statements detailing positions and activity.

6.02
Except with respect to any act, omission or transaction of Investment Adviser as to which Client shall object in writing to Investment Adviser within a period of ninety (90) days from the date of receipt of any statement from Investment Adviser, Investment Adviser and its affiliates and their respective directors, officers, employees, shareholders and representatives (collectively, “JPMorgan”) shall upon the expiration of such period be released and discharged from any liability or accountability to Client and any of its agents or representatives as respects the propriety of acts, omissions and transactions to the extent shown in such statement. The foregoing release and discharge shall not, however, apply to any transactions that are in violation of the Investment Guidelines or otherwise are in violation of the Investment Adviser’s fiduciary duties to Client, irrespective of the passage of any such 90-day window or whether or when Client has provided notice thereof.

Section 7.Client Representations

7.01	As of the date hereof and for the term of the Agreement, Client represents and warrants to Investment Adviser that:

(a)
Client has full power and authority to appoint Investment Adviser to deal with the Account in accordance with the terms of this Agreement, including without limitation the Investment Guidelines (and no person other than Client has an ownership interest in or control over the assets of the Account governed by the Agreement);

(b)
this Agreement, including without limitation the Investment Guidelines, is valid and has been duly authorized, does not violate any law, rule or obligation to which Client or the Account is subject, and when so executed and delivered, will be binding upon Client in accordance with its terms;

(c)
the Account does not contain assets of any employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Client is not an employee benefit plan subject to ERISA, and Client is not entering into this Agreement in a fiduciary capacity under ERISA;

(d)	Client is a “U.S. person” as defined in Regulation S of the U.S. Securities Act of 1933, as amended;

(e)	Client is not required to be registered as an investment company as defined by the U.S. Investment Company Act of 1940, as amended;

(f)
Client is not a commodity pool under Section 1a(10) of the U.S. Commodity Exchange Act, as amended; the Account does not contain assets of any such issuer or pool; and Client will notify Investment Adviser immediately if the foregoing representations change;

(g)
Client has executed and delivered to Investment Adviser the certifications contained in Exhibit E and will immediately advise Investment Adviser in writing of any change in status affecting such certifications;

(h)	the investment program contemplated in this Agreement and the Investment Guidelines are prudent in light of Client’s overall investment portfolio;

(i)
Client acknowledges that it has received, before or at the time of entering into this Agreement, a copy of Investment Adviser's Disclosure Statement and Supplement (Form ADV, Part 2A Firm Brochure and Form ADV, Part 2B Brochure Supplement);

(j)
Client acknowledges and agrees that under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and other applicable laws and regulations, the Securities and Exchange Commission (“SEC”) and other regulatory or governmental authorities shall have access to all books and records maintained by Investment Adviser, including any records relating to Client and that any such disclosure to the SEC or other regulatory or governmental authorities by Investment Adviser shall be permitted; and

(k)
Client acknowledges and agrees that, as of the date hereof, Investment Adviser is acting as the sole investment adviser with respect to Client and that Client will not engage another investment adviser with respect to Client without first providing at least sixty (60) days’ notice to Investment Adviser thereof; provided, however, that nothing in this Section 7.01(k) shall be deemed to create an exclusive arrangement between Investment Adviser and Client, nor shall this Section 7.01(k) create any right of Investment Adviser to approve or otherwise consent to the retention by Client of another investment adviser.

Section 8.Investment Adviser Representations

8.01	As of the date hereof and for the term of the Agreement, Investment Adviser represents and warrants to Client that:

(a)
this Agreement is valid and has been duly authorized, does not violate any law, rule or obligation to or by which Investment Adviser is subject or bound, and when so executed and delivered, will be binding upon Investment Adviser in accordance with its terms;

(b)
Investment Adviser has full power and authority to execute and deliver and to carry out the terms of this Agreement and the person executing this Agreement on Investment Adviser’s behalf has the authority to bind the Investment Adviser to the obligations described and to make those representations made hereunder; and

(c)	Investment Adviser is registered as an investment adviser under the Advisers Act and has obtained and maintains all regulatory and other licenses, authorizations and consents necessary for the performance of its duties and obligations under this Agreement, and in the event of any termination of such authorizations and/or registrations of the Investment Adviser under the Advisers Act or any applicable law, this Agreement may be terminated at once at the discretion of the Client by written notice to the Investment Adviser;

(d)	Investment Adviser agrees to maintain in force during the term of this Agreement insurance and/or bonding coverage in commercially reasonable amounts as required by law;

(e)	Investment Adviser will notify Client immediately if the foregoing representations change.
Section 9.Use of Affiliates and Third Parties

9.01
Client authorizes Investment Adviser to delegate portfolio management to its affiliates. In addition, Client authorizes Investment Adviser to utilize affiliates and other third-parties to perform administrative duties such as accounting, reporting, proxy voting and other ancillary services. Investment Adviser will act in good faith in the selection, use and monitoring of affiliates and other third‑parties, and any delegation or appointment hereunder shall not relieve Investment Adviser of any of its obligations under this Agreement. Investment Adviser, and expressly not Client, shall be solely responsible for the costs, expenses, fees, and any other charges associated with any such delegation to or utilization of its affiliates or other third-parties hereunder.

9.02
Notwithstanding any other provision of the Agreement, Investment Adviser may provide information about Client and the Account to any affiliate (including its banking affiliate JPMorgan Chase Bank, N.A.) or other third‑party and such affiliate’s or third-party’s directors, officers and employees for the purpose of providing the services contemplated under this clause or to facilitate the provision by an affiliate to Client of potential additional products and services.

Section 10.Fees and Expenses

10.01
For all services provided hereunder, Client shall be responsible for payment to the Investment Adviser of the fees set forth in Exhibit C attached hereto, which fees may be paid by an affiliated party of the client. Such fees may be changed by written agreement of the parties hereto. In the event such fees are to be paid by the Custodian, Client will instruct the Custodian to pay Investment Adviser's fees directly from the Account each quarter and to make all fee calculations based on the Agreement.

10.02
Client agrees that Investment Adviser’s fee is separate from and does not include any brokerage commissions, dealer spreads and other costs associated with the purchase or sale of securities, custodian fees, interest, taxes and other Account expenses. Such expenses shall be the responsibility of Client and charged to and paid from the Account. Client shall also be responsible for, and shall reimburse Investment Adviser with respect to, any out-of-pocket expenses (including attorneys fees) incurred by Investment Adviser with respect to any third party litigation or required responses to third parties arising out of Investment Adviser's management of the Account, except to the extent such expenses relate to circumstances where it has been judicially determined that Investment Adviser acted intentionally or with gross negligence or willful misconduct.
Section 11.REIT and Tax Compliance

11.01
The Investment Adviser and the Client acknowledge that a direct or indirect owner of the Client intends to qualify, and to remain qualified, for taxation as a real estate investment trust (“REIT”) within the meaning of Section 856 of the of the Internal Revenue Code of 1986, as amended (the “Code”), throughout the term of the Agreement.

11.02
The Investment Adviser shall cooperate with the Client in providing such information on a timely basis as is reasonably requested by the Client to enable the Client’s direct or indirect owner described in the preceding paragraph to monitor its qualification as a REIT, and for other tax compliance purposes.

Section 12.Limitation of Liability

12.01
Investment Adviser does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that Investment Adviser may use, the success of Investment Adviser's overall management of the Account or that any investment objective, investment performance, expectations, risk or return targets stated in the Agreement, including without limitation the Investment Guidelines, will be achieved; provided, however, that the foregoing does not and shall not in any way relieve Investment Adviser from managing the Account in accordance with the Investment Guidelines. Client understands that investments made for the Account are at Client’s sole risk, are subject to various market, currency, economic, political and business risks and will not always be profitable. Investment Adviser will manage only the securities, cash and other property held in the Account and in making investment decisions for the Account, Investment Adviser will not consider any other securities, cash or other property owned or managed by Client.

12.02
JPMorgan shall have no liability for any expenses, losses, damages, liabilities, charges and claims of any kind or nature whatsoever (“Losses”) incurred by or threatened against Investment Adviser as the result of any actions it takes based on instructions it receives from authorized persons of Client listed on Exhibit D and reasonably believed by JPMorgan to be genuine. JPMorgan shall not be liable to Client or its representatives for any Losses arising from any depreciation in the value of the Account or from the income derived from it (including, without limitation, where such depreciation results from capital loss or taxation liability) or other Losses that result from Investment Adviser's actions hereunder, except to the extent such Losses are judicially determined to be proximately caused by the intentional act or the gross negligence or willful misconduct of Investment Adviser.

12.03
To the maximum extent permitted by applicable law, notwithstanding anything in the Agreement to the contrary, under no circumstances shall Client or JPMorgan or any of their respective officers, employees or affiliates be liable for any special, consequential, indirect, incidental, exemplary or punitive damages arising from this Agreement or their performance hereunder, even if such party has been advised of the possibility of such damages.

12.04
In the event JPMorgan is judicially determined by a court of final appeals with jurisdiction over JPMorgan to be liable to Client under this Agreement, JPMorgan’s liability to Client hereunder shall be the sole and exclusive remedy for any liability of JPMorgan to Client, and, to the full extent authorized under applicable law, Client shall not have any further rights against JPMorgan, including any rights to any statutory interest which may accrue during any period pending any judicial determination of JPMorgan’s liability.

12.05
Investment Adviser may consult with legal counsel concerning any question which may arise with reference to its duties under this Agreement and Investment Adviser shall not be deemed imprudent by reason of its taking or refraining from taking any action in good faith and in accordance with the advice of such counsel.

12.06
Notwithstanding anything in the Agreement to the contrary, Investment Adviser shall not be liable to Client in respect of the default, fraud, act or omission, negligence or willful misconduct of any market counterparty through or with whom transactions are effected for Client’s Account. Notwithstanding the foregoing, Investment Adviser will act in good faith and with due diligence in the selection, use and monitoring of third parties, and may be held liable for the actions of such third parties if Investment Adviser has failed to so act in good faith and with due diligence, or to has acted intentionally, with gross negligence or willful misconduct with respect to the selection, use and monitoring of third parties.

12.07
For the avoidance of doubt, Investment Adviser shall not have any liability for any Losses arising out of any non-compliance with any Requirements which are not expressly provided in the Investment Guidelines.

12.08
Notwithstanding the foregoing, no provision of this Agreement shall constitute a waiver or limitation of any right of Client that may exist under U.S. federal or state securities law whose applicability is not permitted to be contractually waived.

Section 13.Force Majeure

13.01
Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance of its obligations under this Agreement when such delays or defective performance arise out of causes beyond the reasonable control and without the negligence or willful misconduct of the offending party. Causes outside a party's reasonable control include, without limitation, acts of nature or of the public enemy, any provision of, or change to, any present or future law or regulation or order of the U.S., or of any state or political subdivision thereof or law, order or regulation of a governmental, supranational, judicial or regulatory body, any currency restrictions, devaluations and fluctuations, an act of terrorism, market conditions affecting the execution or settlement of transactions or the value of assets, any failure, breakdown or attack on computer, internet, communications or other information technology systems not reasonably within the control of the party affected by it and the failure of any relevant exchange or clearing house, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes (each, without limitation, a “Force Majeure Event”).

13.02
If at any time due to contributions and withdrawals, downgrade or change in the credit rating of an issuer, security or counterparty, fluctuations in market prices, abnormal market conditions or any other Force Majeure Event outside the control of Investment Adviser, there shall be a deviation from the Investment Guidelines, Investment Adviser shall not be in breach of the Investment Guidelines so long as it takes such actions over such reasonable period of time as Investment Adviser determines are prudent and in the best interests of Client to return the Account to compliance with the Investment Guidelines. Alternatively, if Investment Adviser determines it is in the best interests of Client not to return the Account to compliance with the Investment Guidelines, Investment Adviser may make a written recommendation to Client on revisions or other appropriate response to the deviation and Investment Adviser shall be entitled to implement its recommendation unless Client directs Investment Adviser to the contrary within a reasonable time, provided that any implementation of such recommendation prior to the receipt of any such contrary direction from Client shall not constitute a breach of the Investment Guidelines.

Section 14.Service to Other Clients & Conflicts of Interest; Inside Information

14.01
Client acknowledges that JPMorgan, including Investment Adviser, performs investment advisory services for various clients. Client acknowledges that JPMorgan may render similar or differing investment advisory services to clients and may give advice or exercise investment responsibility and take such other action with respect to any of its other clients that differs from the advice given or the price, timing or nature of action taken with respect to another client, group of clients or the Account. It is Investment Adviser's policy to allocate investment opportunities among clients over a period of time on a fair and equitable basis. One or more of Investment Adviser’s other client accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which another client account may have an interest from time-to-time. Client agrees that Investment Adviser shall not have any obligations to purchase or sell, or to recommend for purchase or sale, for the Account any security that JPMorgan may purchase or sell for its own accounts or for the account of any other client, if in the opinion of Investment Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Account. Client agrees that JPMorgan may make different investment decisions with respect to each of its clients or for its own account, and that such fact shall not be relied upon by Client or any of its agents or representatives as evidence of a breach of Investment Adviser's duties hereunder. The fact that any bank or non-bank subsidiary of JPMorgan Chase & Co. is selling or providing services to and receiving remuneration from or in connection with a repurchase agreement, investment company, investment trust or other investment product as counterparty, investment advisor, custodian, transfer agent, registrar or otherwise shall not preclude Investment Adviser from investing the assets in the Account in the security.

14.02	Client acknowledges that Investment Adviser may be prevented from dealing in certain securities which are on a banned list. Securities may be recorded on such a list notably because Investment

Adviser or its affiliates may be holding non-public price sensitive information on such securities or for regulatory reasons.
Section 15.Miscellaneous

15.01
Publicity. Client grants Investment Adviser the right to: (a) use the name, trademark, logo or other identifying marks of Client in any sales, marketing or publicity activities or materials, including lists of representative clients, and (b) identify the investment style(s) managed by Investment Adviser for Client's Account in such publicity activities; provided, however, that in either case, Investment Adviser shall first obtain Client’s approval for such use or identification, as applicable, before such use or identification.

15.02
Notices. Client consents to the following with respect to the delivery of all communications and documents by Investment Adviser and understands that consent may be revoked at any time by providing written notice to Investment Adviser. Investment Adviser is authorized to send notices or other communications required to be given under this Agreement or by law (such as Form ADV and privacy information) in person, by U.S. mail, by overnight mail, by facsimile transmission, by electronic mail, by web site or other internet postings or by other widely-used electronic medium. By consenting to the electronic delivery of all information relating to Client’s Account, Client authorizes Investment Adviser to deliver all communications by email at the electronic address listed below or by other electronic means. Client will promptly notify Investment Adviser if Client’s electronic address changes. Client retains the right to request information required to be provided by law in hardcopy and such request would not be a revocation of the authorization to receive information electronically.

Notices and other communications shall be sent to Client at the following address:
Name:    Shea Morgenroth
Address:     2800 Post Oak Blvd., Suite 4800
Facsimile:
E-mail address:
Notices and other communications shall be sent to Investment Adviser at the following address:
Name:    Security Capital Research & Management Incorporated.,
Attn:    Mr. Robert Culver (or current relationship manager)
Mr. Anthony R. Manno Jr.
Mr. Michael J. Heller
Address:     10 South Dearborn Street, Suite 1400
Chicago, Illinois 60603
Facsimile:
E-mail address:

A copy of all legal notices shall also be delivered to Investment Advisor at the following address:

Address:    Security Capital Research & Management Incorporated
1111 Polaris Parkway, Suite 4P, Mail Code OH1-0152
Columbus, Ohio 43240
Facsimile:
Attention:    JPMorgan Chase Legal Department

Notices shall be sent to Custodian at the following address:

Address:    One Lincoln Street, Boston, MA 02111
Facsimile:
Attention:    Amos J. Rogers III, Managing Director
Email:

15.03
Customer Identification Program. To help fight the funding of terrorism and money laundering activities, JPMorgan has adopted a Customer Identification Program, (“CIP”) pursuant to which JPMorgan is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate JPMorgan’s compliance with its CIP and all applicable laws and regulations concerning money laundering, terrorist financing and other illegal activities, Client acknowledges that it has provided its name, address, date of birth (for individuals) and other information or identifying documents in order to verify its identity and the representations and warranties with respect to anti-money laundering that are set forth on Exhibit F. Client understands that United States federal regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department prohibit, among other things, engaging in transactions with, and providing services to, targeted non-U.S. countries and certain entities and individuals (including, without limitation, those subject to OFAC sanctions or embargo programs or engaged in terrorist activities or narcotics trafficking). Client understands that Investment Adviser will be relying upon the representations and information provided in this Agreement and in Exhibit F and agrees to provide such other information and/or representations as may reasonably be requested. Client represents and warrants to, and agrees with, Investment Adviser that the representations and warranties set forth in this Agreement and Exhibit F are true on the date hereof and that each and any of the representations and warranties will be true as of each date the Agreement is effective, unless Client has otherwise notified Investment Adviser. Client agrees to provide such evidence as to the accuracy of such representations and warranties as may be requested by Investment Adviser.

Section 16.General Provisions

16.01
Applicable Law. All questions arising hereunder shall be determined according to the laws of the State of New York (without regard to its conflict of laws provisions), except to the extent superseded or preempted by the laws of the United States of America, including the Advisers Act, and the provisions hereof shall be binding upon the successors and assigns of the parties. The parties hereby submit to the exclusive jurisdiction of the courts of New York and of the Federal Courts in the Southern District of New York with respect to any litigation relating to this

Agreement. The parties hereby waive trial by jury in any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement. Client hereby irrevocably waives any immunity to which it might otherwise be entitled in any arbitration, action at law, suit in equity or any other proceedings arising out of or based on this Agreement or any transaction in connection herewith.

16.02	Assignment. This Agreement may not be assigned, as defined in the Advisers Act and the rules thereunder, without the written consent of the other party.

16.03
Termination and Survival. This Agreement may be terminated with respect to all or a portion of the cash, securities or other property constituting the Account by either party as to its responsibilities hereunder at any time by giving to the other party written notice at least thirty (30) days prior to the date on which such termination is to become effective. Termination of this Agreement shall be without prejudice to the completion of any commitments to purchase or dispose of any securities or other property made by Investment Adviser prior to giving or receipt of notice to terminate this Agreement. Notwithstanding the foregoing, Investment Adviser shall have the right to terminate this Agreement at any time without penalty immediately upon written notice to Client, if, in its sole discretion, such termination is required by applicable governmental, regulatory, judicial or administrative organization or otherwise by applicable law, rule, regulation or consent order. The following provisions shall survive the termination of this Agreement: Limitation of Liability, Applicable Law and Termination and Survival.

16.04
Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any of which may be executed and delivered in handwritten form or by facsimile, .PDF or other electronic means. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect.

16.05	Amendment. Unless otherwise specified herein, this Agreement (including any Exhibits, Appendices and Annexes attached hereto) may only be amended by the mutual written consent of the parties.

16.06
Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and is intended to be the complete and exclusive statement of the terms hereof. This Agreement supersedes and cancels any and all prior agreements between the parties relating to Investment Adviser’s investment management of assets of the Account. This Agreement includes and incorporates by reference each of the Exhibits, Appendices, Certifications and Annexes attached hereto, as the same may be amended or supplemented from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of the parties on the day and year first above written.
HINES GLOBAL INCOME INVESTMENTS, INC.

/s/ J. Shea Morgenroth

Name: J. Shea Morgenroth
Title: Chief Accounting Officer

SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED

/s/ Anthony R. Manno Jr.

Name: Anthony R. Manno Jr.
Title: President and Chief Executive Officer

[Signature Page]

Exhibit A
SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED

LIQUID CORE STRATEGY

OBJECTIVES & GUIDELINES (INVESTMENT GUIDELINES)

Comparative Indices
The following comparative indices will be used for information purposes, but not as benchmarks for the Account:

•	Wilshire U.S. Real Estate Securities Index (“WILRESI”)

•	Wells Fargo Hybrid & Preferred Securities REIT Index (“WHPSR”)

•	Barclays Capital Corporate (REIT) Bond Index (“REIT Bonds”)

•	Reference Index: 60% WILRESI + 10% WHPSR + 30% REIT Bonds

Investment Objectives
The long-term investment objectives for account assets are to blend REIT common equity and REIT senior securities, cash and cash equivalents to provide approximately 70%-80% of the return of the WILRESI, decrease overall portfolio volatility (standard deviation approximately 50%-60% of WILRESI) and improve the risk-adjusted return (Sharpe Ratio) versus the WILRESI over a market cycle. Over an intermediate-term, the Reference Index will provide an interim performance and risk comparison.

Investment Guidelines

1.0	Account assets may be invested in all REITs and other real estate companies focused on owning, operating and/or developing real estate in the U.S. and other primary North American markets.

2.0
At any given time, 100% of the Account assets will be invested in debt and equity securities of real estate companies that are publicly traded or sold pursuant to Rule 144A of the Securities Act of 1933 (“Securities”), cash and cash equivalents (cash balances to be invested in financial instruments as directed by Client, through the Client’s custodian). For purposes of these investment guidelines, a “real estate company” is one that derives at least 50% of its revenues from ownership, construction, financing management or sale of commercial, industrial, or residential real estate or that has at least 50% of its assets invested in such real estate.

3.0	Eligible Securities include, but are not limited to:

3.1	Common equity 40%-80%

3.2	Senior securities, cash,
and cash equivalents:    20%-60%

◦	Perpetual preferred equity

◦	Convertible preferred equity

◦	Convertible debt

◦	Secured and unsecured debt

◦	Cash and cash equivalents (0%-20%)

4.0	Such Securities shall not include, unless approved by Client in writing:

4.1	Derivatives, closed-end funds or mutual funds.

Exhibit A – 1

4.2
Partnerships, identified by the Bloomberg Professional Services terminal “Sec Type” field code, or any such successor Bloomberg field, as determined by the Investment Adviser when the Security is approved for inclusion in the Investment Adviser’s universe of eligible investments.

5.0
The following guidelines are to be utilized following substantial completion of initial investment of the proposed $10 million allocation. Client will be contacted if any of the following guidelines are not met as of the end of any month:

5.1	The Account will generally hold a minimum of 20 investments.

5.2	No more than 15% of assets, at market value, generally will be held in the securities of any single issuer.

5.3	Cash and cash equivalents will typically be less than 10% of Account assets, but may represent 20% of Account assets.

5.4	Investments in debt securities will equal less than 50% of the total market value of the Account.

6.0
Notwithstanding anything to the contrary contained herein, the following guidelines are to be utilized with respect to all investments in the Account (including the initial investment referenced in 5.0 above):

6.1
The Account shall at no time hold in excess of 9.9% of the outstanding securities (determined based on value as well as, separately, based on percentage of voting rights) of any issuer, and shall at no time hold in excess of 4.9% of the equity securities (determined based on economic interest as well as, separately, based on percentage of voting rights) of any publicly-registered company.

Acknowledged and Agreed to:
Hines Global Income Investments, Inc.
By: /s/ J. Shea Morgenroth
Title: Chief Accounting Officer
Date: 7/31/18

Security Capital Research & Management Incorporated
By: /s/ Anthony R. Manno Jr.
Title: President and Chief Executive Officer
Date: 7/31/18

Exhibit A – 2

Exhibit B
Brokerage and Execution Services
(a)Investment Adviser will use the execution services of such broker-dealers as it may select from time to time, which will be entitled to compensation for their services, to effect transactions for the purchase and/or sale of securities and other investments by the Account. In connection with transactions effected for the Account, Client authorizes Investment Adviser to establish and trade in accounts in its or the name of the Account with members of national or regional securities exchanges and the Financial Industry Regulatory Authority, including "omnibus" accounts established for the purpose of combining orders for more than one client. All brokerage and execution services provided or chosen by Investment Adviser shall at all times be subject to the pursuit of and adherence by Investment Adviser to the principles of best execution as set forth in Investment Adviser’s best execution policies and procedures, a copy of which shall be available to Client upon its request, as well as any restrictions or limitations contained in the Investment Guidelines.
(b)Client hereby authorizes Investment Adviser to effect transactions for the Account through affiliated broker-dealers ("Affiliated Broker-Dealers") and the Affiliated Broker-Dealers may retain commissions in connection with effecting such agency transactions for the Account. Client understands that other broker-dealers may be willing to effect transactions for Client at lower commission rates than those charged by Affiliated Broker-Dealers. When executing trades through Affiliated Broker-Dealers, Investment Adviser shall seek to obtain the most favorable terms for Client transactions that are reasonably available under the circumstances and consistent with Investment Adviser’s best execution policies and procedures, a copy of which have been provided or will be provided to Client upon request. If Client's Account is subject to Section 11(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 11a2-2(T) thereunder, Client authorizes the Affiliated Broker-Dealers that may be members of a U.S. securities exchange, or have the right to trade on such an exchange, to execute transactions on such exchange for the Account.
(c)In selecting brokers through which transactions for client accounts will be executed, including, but not limited to, Affiliated Broker-Dealers, Investment Adviser's primary consideration will be the broker's ability to provide best execution of trades. In making a decision about best execution (and subject to section 28(e) of the Exchange Act), Investment Adviser may consider a number of factors including, but not limited to, trade price and commission and quality of research services the broker may provide. The commission rates paid to any broker for execution of transactions will be determined through negotiations with the broker, taking into account industry norms for the size and type of transaction and the nature of brokerage and research services provided. Such research services may include, but are not be limited to, analysis and reports concerning economic factors and trends, industries, specific securities and portfolio strategies. Research services furnished by brokers will generally be used in connection with all of Investment Adviser's advisory accounts, although not all such services may be used with any particular account that paid commissions to the brokers providing such services.
(d)Investment Adviser is also hereby authorized to effect “agency cross transactions” (as defined in Rule 206(3)-2 promulgated by the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended) with its Affiliated Broker-Dealers whereby they will act as agent for, and receive

Exhibit B – 1

commissions from, the Account and the party on the other side of the transaction. Client understands that in addition to receiving commissions from both parties, the Affiliated Broker-Dealers may have a potentially conflicting division of loyalties and responsibilities to both parties to the transaction. Client's consent to execute “agency-cross transactions” may be revoked at any time by written notice from Client to Investment Adviser.
(e)Subject to the requirements of applicable law, Investment Adviser may also execute transactions for the Account through an electronic communication network, alternative trading system, or similar execution system or trading venue (collectively, “Trading Platforms”), including Trading Platforms in which Investment Adviser and/or its affiliates may hold a minority interest.

Exhibit B – 2

Exhibit C
Advisory Fee
Annual Fee
Investment Adviser’s annual fee for acting as investment manager of the assets in the Account is as follows:

Tranche	Fee
First $10 million	1.10%
Next $10-$50 Million	1.00%
Next $50-$100 Million	0.75%
Over $100 Million	0.60%

Billing Period
The investment management fee will be calculated as of the last business day of each calendar quarter-end (i.e. March, June, September, December) and billed in arrears.
Fee Calculation Methodology
The market value used for calculating the investment management fee will be based on the average of Investment Adviser’s three month-end market values comprising the billing period.
Cash Flow Prorations
The market value(s) that form(s) the basis for each investment management fee calculation will be adjusted to pro-rate any contributions and withdrawals that occurred during the billing period when the daily sum of such activity exceeds the greater of $1million or 2% of the Account’s market value. For purposes of determining this percentage threshold, each day's contributions and withdrawals will be measured against the immediately preceding month-end market value.
Special Considerations
If applicable, the above investment management fee will be applied against the Account’s total market value, exclusive of mutual fund assets advised by the Investment Adviser. Investments in mutual fund assets advised by Investment Adviser will be subject to the expense ratios in effect for each such fund.
Billing/Payment Method
Immediately following the billing period, Investment Adviser shall provide Client with a fee invoice describing in reasonable detail the manner in which such fees were calculated. Client agrees to pay the fee invoice in full within thirty days of receipt. The fee invoice will be emailed to Client.

Exhibit C – 1

Exhibit D
Authorized Signature List
 Client Name: Hines Global Income Investments, Inc.

Account Name(s):	Account Number(s):

The below named persons are duly authorized to provide instructions for cash flows and other business related activities for the above referenced Account(s).

PLEASE NOTE: A minimum of two authorized persons is required to be included on this List.

Name:	Title:	Signature:	Phone Number*:
Shea Morgenroth	Chief Accounting Officer	/s/ J. Shea Morgenroth
Gordon Findlay	Vice President – Controller	/s/ Gordon Findlay
Jeanette Davis	Senior Controller	/s/ Jeanette Davis
Christina Hendrickson	Senior Controller

I certify that the signatures shown above are the legal signatures of those persons and are authorized to sign on behalf of the above referenced Account(s).

/s/ J. Shea Morgenroth    7/31/18

Signature of Authorized Person**    Date

Name: J. Shea Morgenroth    Title: Chief Accounting Officer

*Phone number is required to authenticate certain wire and cash flow instructions
**Certification of Signature must be provided by a Secretary or other duly authorized officer

Exhibit D – 1

Exhibit E
Certifications
Qualified Institutional Buyer Certification
The Client has retained the Investment Adviser to manage the assets in the Account pursuant to the Agreement, and in connection therewith, the Investment Adviser is authorized to invest the Account in restricted securities under Rule 144A of the Securities Act of 1933 (“Rule 144A”) that are issued by various issuers (the “Issuers”) and purchased from various Broker-Dealers (the “Brokers”). In order to establish that it is a “Qualified Institutional Buyer” under Rule 144A, the Client hereby makes the certifications set forth below to the Investment Adviser, the Issuers and the Brokers. The Client acknowledges that the Investment Adviser, the Issuers and the Brokers will rely on this certification for purposes of Rule 144A. The Investment Adviser is hereby authorized to certify to the Issuers and Brokers from time to time that the Client is a Qualified Institutional Buyer within the meaning of Rule 144A. Such Issuers and Brokers may rely on a certification from the Investment Adviser as to the Client's status as a Qualified Institutional Buyer as if such certification were delivered directly from the Client. The Client agrees to notify the Investment Adviser of any change in the certifications set forth below. This certification shall be deemed to be a continuing certification until such time as Investment Adviser is notified in writing that the Client is no longer a Qualified Institutional Buyer for purposes of Rule 144A.
The Client hereby certifies that it is familiar with the requirements of Rule 144A and further certifies, represents and warrants that:

_X__	No, the Client is not a “Qualified Institutional Buyer” as described below.
IF THIS ITEM IS CHECKED, PLEASE SKIP TO THE NEXT SECTION OF THIS QUESTIONNAIRE. OTHERWISE, PLEASE COMPLETE THE FOLLOWING CERTIFICATION.

____	Yes, the Client is a “Qualified Institutional Buyer” and certifies the following:
1. The Client owns and invests at least $100 million of eligible securities on a discretionary basis. (See Appendix 1 for calculation of eligible securities.)
2. The undersigned is acting for its own account or the accounts of other Qualified Institutional Buyers.
3. Fiscal year end:_______________________
4. Please indicate the basis of the Client’s Qualified Institutional Buyer status by checking all applicable statements below:
_______A company organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risk underwritten by insurance companies, and which is subject to supervision by the insurance commissioner, or similar official or agency, of a state or territory or the District of Columbia; or any receiver or similar official or any liquidating agent for an insurance company, in his capacity as such.
_______An investment company registered under the Investment Company Act of 1940.
_______A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.
_______A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Exhibit E – 1

_______A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.
_______An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (“ERISA”).
_______A trust fund whose trustee is a bank or trust company and whose participants are exclusively (i) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (ii) employee benefit plans within the meaning of Title I of the ERISA, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.
_______A business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
_______An organization described in Section 501(c)(3) of the Internal Revenue Code.
_______A corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act of 1933 or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act of 1933 or a foreign bank or savings and loan association or equivalent institution).
_______A partnership.
_______A Massachusetts or similar business trust.
_______An investment adviser registered under the Investment Advisers Act of 1940.
_______A bank as defined in Section 3(a)(2) of the Securities Act of 1933 that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule.
_______A savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act of 1933 that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule.
_______A foreign bank or savings and loan association or equivalent institution that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.
_______A dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that in the aggregate owns and invests on a discretionary basis at least $10 million in securities.
_______A dealer registered pursuant to Section 15 of the Exchange Act, acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.
_______An investment company registered under the Investment Company Act of 1940 that is part of a family of investment companies (as defined in Rule 144A(a)(1)(iv)) which own in the aggregate at least $100 million in securities.
_______An entity, all of the equity owners of which are Qualified Institutional Buyers.
Appendix 1
Calculation of the Aggregate Amount of Securities owned and invested on a discretionary basis

Exhibit E – 2

Exclusions. In determining the aggregate amount of eligible “securities” owned and invested on a discretionary basis, the following instruments and interests shall be excluded: securities issued by affiliates of the entity, bank deposit notes and certificates of deposits, loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.
Valuation. The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except that they may be valued at market if the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published.
Subsidiaries. Securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

Exhibit E – 3

Accredited Investor Certification
Please check the applicable statement:

_____
This Account is NOT eligible to participate in investments in private offerings of securities not registered with the Securities and Exchange Commission which require investors to be accredited investors.

IF THIS ITEM IS CHECKED, PLEASE SKIP TO THE NEXT SECTION OF THIS QUESTIONNAIRE. OTHERWISE, PLEASE COMPLETE THE FOLLOWING CERTIFICATION.

__X__	This Account is eligible to participate in investments in private offerings of securities not registered with the Securities and Exchange Commission which require investors to be accredited investors.
Client hereby represents and warrants that Client is an Accredited Investor because Client is [check applicable box]:

__X__1.	The Client is an entity with total assets in excess of $5,000,000 which was not formed for the specific purpose of acquiring the securities offered and which is one of the following:
__X__    a corporation; or
______    a partnership; or
______    a limited liability company; or
______    a Massachusetts or similar business trust; or

______	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

______2.
The Client is licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” ( as defined in section 3(a)(2) of the Securities Act), a “savings and loan association,” (or other institution as described in Section 3(a)(5)(A) of the Securities Act) or an “insurance company” (as defined in Section 2(13) of the Securities Act), or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity.

______3.
The Client is registered with the U.S. Securities and Exchange Commission as a broker or dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act).

______4.
The Client is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000.

______5.	The Client is an “employee benefit plan” within the meaning of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), which has total assets in excess of

Exhibit E – 4

$5,000,000 and/or in which the investment decisions are made by a plan fiduciary as defined in section 3(21) of ERISA which is either a bank, savings and loan association, insurance company or a registered investment adviser.

__X__ 6.	The Client is an entity in which all of the equity owners are accredited investors. If this item is checked, please contact the Investment Adviser. Additional requirements may apply

______7.
Please check here if the Client is unable to make any of the above representations. If this item is checked, please contact the Investment Adviser. The Investment Adviser may request additional information in order to determine if the Client is an accredited investor.

Exhibit E – 5

Qualified Purchaser Certification
Please check the applicable statement:

_____
This Account is NOT eligible to participate in investments in private offerings of securities not registered with the Securities and Exchange Commission which require investors to be qualified purchasers.

IF THIS ITEM IS CHECKED, PLEASE SKIP TO THE NEXT SECTION OF THIS QUESTIONNAIRE. OTHERWISE, PLEASE COMPLETE THE FOLLOWING CERTIFICATION.

__X__	This Account is eligible to participate in investments in private offerings of securities not registered with the Securities and Exchange Commission which require investors to be qualified purchasers.
Please indicate the basis of the Client’s status by checking the box or boxes below which are next to the categories under which the Client qualifies as a “qualified purchaser.” In order to complete the following information, the Client must review the definition of “investments” and for information regarding the valuation of “investments” provided in the footnotes below.
The general rule for determining the value of investments in order to ascertain whether an investor is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by the investor shall be their fair market value on the most recent practicable date or their cost.1 In each case, there shall be deducted from the amount of investments owned by the Client the amount of any outstanding indebtedness incurred to acquire the investments owned by the Client.

______1.
The Client is a company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

______2.
The Client is a trust that is not covered by clause above and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause 2(a)(51)(A)(i), (ii), or (iv) of the Investment Company Act.

______3.
The Client is an entity acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments[2].

__X__ 4.	The Client is a company (including a partnership, limited liability company or corporation), each beneficial owner of the securities of which is a qualified purchaser.
NOTE: If this item is checked, please contact the Investment Adviser. Additional requirements may apply.

______5.
Please check here if the Client is unable to make any of the above representations. If this item is checked, please contact the Investment Adviser. The Investment Adviser may request additional information in order to determine if the Client is a qualified purchaser.

Exhibit E – 6

New Issue Eligibility Certification (FINRA 5130 and 5131)
INSTRUCTIONS TO THE CLIENT ACCOUNT MANAGER:
Please ask the Client to complete the below New Issue Eligibility Certification if the Account is eligible to participate in investments in new issues.
END INSTRUCTIONS
******
Please check the applicable statement:

__X__	This Account is NOT eligible to participate in investment in new issues as defined in Financial Industry Regulatory Authority (“FINRA”) Rule 5130 (“Rule 5130”).
IF THIS ITEM IS CHECKED, PLEASE SKIP TO THE CERTIFICATION AT THE END OF THIS QUESTIONNAIRE.

_____	This Account is eligible to participate in investment in new issues[3] as defined in FINRA Rule 5130.
IF THIS ITEM IS CHECKED, PLEASE COMPLETE THE REMAINDER OF THIS QUESTIONNAIRE.
To participate in such new issues, Investment Adviser will be required to provide information as to the “beneficial interest” of the Account and Client’s status as a “restricted person” and “covered person.”
If the Account is eligible to participate in investments in new issues and Client does not complete this Questionnaire, the Client may be treated as a “restricted person” and/or a “covered person.”
The following terms used throughout this Questionnaire are defined in the footnotes: “new issue,” “beneficial interest,” “associated with,” “limited business broker‑dealer,” “immediate family,” “material support,” “collective investment account,” “non‑exempt restricted person,” “public company” and “covered non‑public company.”
Section I.    GENERAL INSTRUCTIONS
If Client desires to be treated as a “restricted person” for purposes of Rule 5130 or a “covered person” for purposes of Rule 5131 without further investigation, Client should (i) check the relevant statement immediately below; and, if both statements are checked, skip Sections II-V.

_____
Client elects to have the Account be treated as being held by a “restricted person” within the meaning, and for the purposes, of Rule 5130. Client understands that in electing to have the Account be treated as a “restricted person,” the Account may be completely or partially restricted from the purchase of new issues.

_____
Client elects to have the Account be treated as being held by a “covered person” (as defined in Section V below) for purposes of Rule 5131. Client understands that in electing to have the Account be treated as a “covered person,” the Account may be completely or partially restricted from the purchase of new issues.

Exhibit E – 7

If Client did not check either statement above, Client should follow the Instructions for Sections II-V to complete this Questionnaire. If Client checked only the first statement, Sections II-IV can be skipped and Client should complete Section V. If Client checked only the second statement, Section V can be skipped.
Section II.    DETERMINATION OF STATUS AS AN “EXEMPT PERSON”
Client should check each category in Part A of this Section II that is applicable to Client, and, if Client checks statement 10, provide any additional information requested. If no category in Part A of this Section II is applicable to Client, Client should check Part B of this Section II. If Client checks one or more of the categories in Part A of this Section II, Client may skip Sections III and IV.
Part A:
The Client is:

1.	an investment company registered under the Investment Company Act.

2.
a common trust fund or similar fund as described in Section 3(a)(12)(A)(iii) of the Exchange Act, and the fund (a) has investments from 1,000 or more accounts, and (b) does not limit beneficial interests[4] in the fund principally to trust accounts of persons or entities described in statements 1-13 of Part A of Section III below (“Restricted Persons”).

3.
an insurance company general, separate or investment account, and (a) the account is funded by premiums from 1,000 or more policyholders, or, if a general account, the insurance company has 1,000 or more policyholders; and (b) the insurance company does not limit the policyholders whose premiums are used to fund the account principally to Restricted Persons, or, if a general account, the insurance company does not limit its policyholders principally to Restricted Persons.

4.
a publicly traded entity (other than a broker-dealer or an affiliate of a broker-dealer where such broker-dealer is authorized to engage in the public offering of new issues either as a selling group member or underwriter) that: (a) is listed on a national securities exchange or (b) is a foreign issuer whose securities meet the quantitative designation criteria for listing on a national securities exchange.

5.
an investment company organized under the laws of a foreign jurisdiction and (a) the investment company is listed on a foreign exchange or authorized for sale to the public by a foreign regulatory authority, and (b) no person owning more than 5% of the shares of the investment company is a Restricted Person.

6.	an Employee Retirement Income Security Act benefits plan that is qualified under Section 401(a) of the Internal Revenue Code and such plan is not sponsored solely by a broker-dealer.

7.	a state or municipal government benefits plan that is subject to state and/or municipal regulation.

8.	a tax exempt charitable organization under Section 501(c)(3) of the Internal Revenue Code.

9.	a church plan under Section 414(e) of the Internal Revenue Code.

10.
    an investment vehicle, that restricts participation of Restricted Persons in gains and losses from new issues, including new issues purchased by a subsidiary, to no more than 10% of Client’s total gains and losses attributable to new issues in accordance with Rule 5130. If Client checks this statement 10, please complete the following:

Exhibit E – 8

Restricted Persons own in the aggregate ___% of the beneficial interest in the Client’s total gains and losses attributable to new issues, taking into account any “carve back” or “carve out” provisions in accordance with Rule 5130 to limit the participation of Restricted Persons in the Client’s gains and losses attributable to new issues.
Part B:
None of the categories in Part A of this Section II are applicable to Client.
Section III.    DETERMINATION OF STATUS AS A “RESTRICTED PERSON”
Unless Client has checked one or more of the categories in Part A of Section II above, Client should check each statement in Part A of this Section III that is applicable to Client (and, if Client checks statements 4, 5, 6 and/or 13, provide the additional information requested) or, if none of the statements in Part A of this Section III are applicable, Client should check the statement in Part B of this Section III.
Part A:
The Client:

1.	is a FINRA member or other broker-dealer.

2.	is an officer, director, general partner, associated person[5] or employee of a FINRA member or other broker-dealer (other than a limited business broker-dealer6).

3.	is an agent of a FINRA member or other broker-dealer (other than a limited business broker-dealer) that is engaged in the investment banking or securities business.

4.
is an immediate family member[7] of a person described in statement 2 or 3 above, and the person described in statement 2 or 3 above (a) materially supports[8], or receives material support from, such immediate family member; (b) is employed by or associated with a FINRA member or other broker-dealer that participates in the selling of new issues, or an affiliate of such a FINRA member or other broker-dealer; or (c) has an ability to control the allocation of new issues. Note the follow‑up questions below.

If the undersigned checked this statement 4:

(a)	does the person described in statement 2 or 3 above materially support, or receive material support from, such immediate family member?
__________ Yes (If “yes,” Client need not complete 4(b) and 4(c) below)
__________ No (Please complete 4(b) and 4(c) below)

(b)
is the person described in statement 2 or 3 above employed by or associated with a FINRA member or other broker‑dealer that participates in the selling of new issues, or an affiliate of such a FINRA member or other broker‑dealer?

__________ Yes (Please complete the following line) __________ No
If the answer to 4(b) is “yes,” please provide below the name of the FINRA member or other broker‑dealer, or the affiliate of the FINRA member or other broker‑dealer:

Exhibit E – 9

___________________________________________________________________

(c)	does the person described in statement 2 or 3 above have an ability to control the allocation of new issues?
__________ Yes (Please complete the following line) __________ No
If the answer to 4(c) is “yes,” please provide below the name of the FINRA member or other broker‑dealer for which the person described in statement 2 or 3 above has an ability to control the allocation of new issues:
___________________________________________________________________

5.
acts as a finder or acts in a fiduciary capacity (including, among others, attorneys, accountants and financial consultants) to any entity that at any time serves or may serve as a managing underwriter of a new issue. Note the follow‑up question below.

If the undersigned checked this statement 5, please provide below the name of any firm with which a finder or fiduciary is associated:
___________________________________________________________________

6.
is an immediate family member of a person described in statement 5 above and such person described in statement 5 above materially supports, or receives material support from, such immediate family member. Note the follow‑up question below.

If the undersigned checked this statement 6, please provide below the name of the finder or fiduciary described in statement 5 and the name of any firm with which a person described in statement 5 is associated:
__________________________________________________________________

7.	has the authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account.[9]

8.
is an immediate family member of a person described in statement 7 above and such person described in statement 7 above materially supports, or receives material support from, such immediate family member.

9.	is a person listed, or required to be listed, in Schedule A of a Form BD (other than with respect to a limited business broker-dealer), except persons identified by an ownership code of less than 10%.

10.
is a person listed, or required to be listed, in Schedule B of a Form BD (other than with respect to a limited business broker-dealer), except persons whose listing on Schedule B relates to an ownership interest in a person listed on Schedule A of such Form BD identified by an ownership code of less than 10%.

11.	is a person listed, or required to be listed, in Schedule C of a Form BD (other than with respect to a limited business broker‑dealer) that meets the criteria of statements 9 and 10

Exhibit E – 10

above (i.e., is not excluded from statements 9 and 10 because of the “less than 10%” ownership threshold).

12.
is a person that (a) directly or indirectly owns 10% or more of a public reporting company listed, or required to be listed, in Schedule A of a Form BD, or (b) directly or indirectly owns 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD (other than a reporting company that is listed on a national securities exchange and other than with respect to a limited business broker-dealer).

13.
is an immediate family member of a person specified in any of statements 9-12 above, and the person specified in statements 9-12 above (a) materially supports, or receives material support from, such immediate family member, (b) is an owner of a FINRA member or other broker‑dealer that participates in the selling of new issues or an affiliate of such a FINRA member or other broker‑dealer, or (c) has an ability to control the allocation of new issues. Note the follow‑up question below.

If the undersigned checked this statement 13:
(a)    does the person specified in statements 9-12 above materially support, or receive material support from, such immediate family member?
__________ Yes (If “yes,” Client need not complete 13(b) and 13(c) below)
__________ No (Please complete 13(b) and 13(c) below)
(b)    please provide below the name of the FINRA member or other broker‑dealer, or its affiliate, owned by the person specified in statements 9-12 above that caused the undersigned to check this statement 13:
_______________________________________________________________________
(c)    does the person described in statements 9-12 above have an ability to control the allocation of new issues?
__________ Yes (Please answer following line)    __________ No
If the answer to 13(c) is “yes,” please provide below the name of the FINRA member or other broker‑dealer for which the person described in statements 9-12 above has an ability to control the allocation of new issues:
_______________________________________________________________________

14.
is an account, entity, organization, trust, association or other non‑natural person in which any Non‑Exempt Restricted Person[10] has a direct or indirect beneficial interest. In determining whether a Non‑Exempt Restricted Person has a direct or indirect beneficial interest in Client, Client should successively “look‑through” each holder of a direct or indirect beneficial interest in Client until it reaches a natural person, a Non‑Exempt Restricted Person or an entity described in categories 1-9 of Part A of Section II (an “Exempt Person”). If Client checks this statement 14, Client must complete Section IV below.

Exhibit E – 11

Part B:
None of the above categories in Part A of this Section III is applicable to Client.
Section IV.    RESTRICTED PERSON ACCOUNT CLIENTS
This Section IV must be completed only by a Client that checked statement 14 of Part A of Section III.

1.
Non‑Exempt Restricted Persons directly or indirectly hold in the aggregate ____% of the beneficial interests in Client. In determining the percentage of the beneficial interests in Client that are held directly or indirectly by Non‑Exempt Restricted Persons, Client should successively “look‑through” each holder of a direct or indirect beneficial interest in Client until it reaches a natural person, an Exempt Person, or a Non‑Exempt Restricted Person (other than a Joint Bank Office Broker‑Dealer,[11] which should be “looked‑through” until a natural person, an Exempt Person or the next Non‑Exempt Restricted Person is reached). Please see Rule 5130 for more information regarding the determination of this percentage.

2.
Does Client employ “carve back” or “carve out” provisions in accordance with Rule 5130 that restrict the participation of Non‑Exempt Restricted Persons in Client’s total gains and losses attributable to new issues, including those attributable to new issues purchased by a subsidiary?

__________ Yes (Please complete statement 3 below) __________ No

3.
If the answer to statement 2 is “yes,” the percentage of beneficial interests in the Client’s gains and losses attributable to new issues purchased by a subsidiary that is directly or indirectly held in the aggregate by Non‑Exempt Restricted Persons, determined in a manner consistent with statement 1 of this Section IV, but taking into account the “carve back” or “carve out” provisions described in statement 2 above is, _____%.

4.	Is any Non‑Exempt Restricted Person that directly or indirectly has a beneficial interest in Client a person described in statements 2-6 of Part A of Section III above?
__________ Yes        __________ No

5.	Do only certain of the Client’s partners, stockholders, members or other beneficial owners participate in the Client’s interest in the Account?
__________ Yes (Please explain below and note that the Investment Adviser may require additional information)
__________ No
_____________________________________________________________
_____________________________________________________________

Exhibit E – 12

Section V.    DETERMINATION OF STATUS AS A COVERED PERSON
Unless Client has checked one or more of the categories numbered 1 through 9 in Part A of Section II above, Client should check each statement in Part A and Part B (and, if Client checks statement 1 in Part A or statement 3 in Part B, provide the additional information requested) of this Section V that is applicable to Client.
Part A. DETERMINATION OF COVERED PERSON STATUS:

1.
Client is an individual who is an executive officer or director of a public company[12] or a covered non-public company,[13] or a person materially supported[14] by such executive officer or director (collectively, “Covered Persons”).

If Client checked statement 1, please provide the name of each such public company or covered non-public company:
(If the space provided is insufficient, please refer to and attach a separate list.)

2.
Client is an entity (including a corporation, partnership, limited liability company, trust or other entity) in which (i) any person or persons listed in statement 1 above has a beneficial interest;[15] and (ii) Covered Persons are permitted to participate to any extent in new issues.

3.	Neither statement 1 nor statement 2 above applies and Client is eligible to participate in new issues in accordance with FINRA Rule 5131.
If Client checked statement 1 or statement 3 above, Client should skip the remainder of this Section V. If Client checked statement 2 above, Client must complete Part B below.
Part B. DETERMINATION OF EXEMPTED ENTITY STATUS:
Client is:

1.	an entity listed above in any of statements 1-9 in Part A of Section II above.

2.
a corporation, partnership, trust or other entity and the beneficial interests of Covered Persons that serve on behalf of a particular public company or covered non-public company do not exceed in the aggregate 25% of such entity. A Client who limits the participation by Covered Persons that serve on behalf of a particular public company or covered non-public company to no more than 25% (in the aggregate) of the profits and losses of new issues may check this statement.

Investment Adviser may request additional information in order to determine the eligibility of Client under this statement 2.

3.	None of the above statements is applicable.
If Client checked statement 3, please provide the name of each public company or covered non-public company in respect of which Covered Persons are Client’s beneficial owners and are permitted to participate in new issues:

(If the space provided is insufficient, please refer to and attach a separate list.)
Investment Adviser may request additional information in order to determine the eligibility of Client under this statement 3.

Exhibit E – 13

___________________________

1This general rule is subject to the following provisos: (1) in the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and (2) a Family Company (as defined in paragraph A(ii) of section 2(a)(51) of the Investment Company Act) shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.

2“Investments” means:
(1) securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the client that owns such securities, unless the issuer of such securities is a “public company,” a “investment vehicle” or has more than $50,000,000 in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which the client acquires an Interest. The term “public company” includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. The term “investment vehicle” includes a commodity pool or an “investment company” (whether US or offshore) or a company required to register as such under the Investment Company Act but for the exclusions or exemptions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act;
(2) Real estate held for investment purposes so long as it is not used by the prospective qualified purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective qualified purchaser who is primarily in the real estate business is includable as an “investment” even if it is held by the owner;
(3) “Commodity Interests” or “Physical Commodity” held for investment purposes by the client. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (a) any contract market designated for trading such transactions under the Commodity Exchange Act, and the regulations issued thereunder and the rules thereunder, or (b) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Physical Commodity” means any physical commodity with respect to which a “Commodity Interest” is traded on a market specified in the definition of Commodity Interests above;
(4) To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments. “Financial contracts” means any arrangement that (a) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (b) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (c) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;
(5) In the case of a client that is a commodity pool operator or an investment company excepted from registration by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to such client pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make Capital Contributions to, the client upon the demand of the client; and
(6) Cash and cash equivalents (including foreign currencies) held for investment purposes. “Cash and cash equivalents” include bank deposits, certificates of deposits, bankers acceptances and similar bank instruments held for investment purposes and the net cash surrender value of an insurance policy.
“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.
For purposes of determining the amount of “Investments” owned by a company, “Investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective qualified purchaser.

3As used herein, “new issue” means any initial public offering of an equity security, as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), made pursuant to a registration statement or offering circular. New issue shall not include (A) offerings made pursuant to an exemption under Section 4(1), 4(2) or 4(6) of the Securities Act of 1933, as amended, or SEC Rule 504 if the securities are “restricted securities” under SEC Rule 144(a)(3), or Rule 144A or Rule 505 or Rule 506 adopted thereunder; (B) offerings of exempted securities as defined in Section 3(a)(12) of the Exchange Act and rules promulgated thereunder; (C) offerings of securities of a commodity pool operated by a commodity pool operator as defined under Section 1a(11) of the Commodity Exchange Act; (D) rights offerings, exchange offers, or offerings made pursuant to a merger or acquisition; (E) offerings of investment grade asset‑backed securities; (F) offerings of convertible securities; (G) offerings of preferred securities; (H) offerings of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); (I) offerings of securities (in ordinary share form or ADRs registered on Form F‑6) that have a pre‑existing market outside of the United States; and (J) offerings of a business development company as defined in Section 2(a)

Exhibit E – 14

(48) of the Investment Company Act, a direct participation program as defined in FINRA Rule 2310(a), or a real estate investment trust as defined in Section 856 of the Internal Revenue Code.

4 As used herein, the term “beneficial interest” means any economic interest, such as the right to share in gains or losses. The initial receipt of a management or performance based fee for operating a collective investment account (see footnote 7 below), or other fee for acting in a fiduciary capacity, is not considered a beneficial interest in the account. However, the accumulation of these fees, if subsequently invested in the collective investment account (as a deferred fee arrangement or otherwise) would constitute a beneficial interest in the account.

5A person “associated with” a FINRA member or broker‑dealer includes a sole proprietor, partner, officer, director, or branch manager of such member or broker‑dealer, or a natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member or broker‑dealer and also includes a natural person who is registered or has applied for registration under the rules of FINRA.

6A “limited business broker-dealer” is a broker‑dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and/or direct participation program securities.

7 As used herein, the term “immediate family” includes parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, children and any other person to whom the person provides material support as defined in footnote 6 below.

8 For this purpose, the term “material support” means the direct or indirect provision of more than 25% of a person’s income in the prior calendar year. Members of the immediate family living in the same household are deemed to be providing each other with material support.

9As used herein, the term “collective investment account” means any hedge fund, investment partnership, investment corporation, or any other collective investment vehicle that is engaged primarily in the purchase and/or sale of securities. The term does not include an investment club where a group of individuals pool their money and are collectively responsible for investment decisions, or a family investment vehicle owned solely by immediate family members.

10“Non-Exempt Restricted Person” means any person or entity described in statements 1-13 of this Part A of Section III, other than a person or entity that is also described in categories 1-9 of Part A of Section II.

11“Joint Bank Office Broker‑Dealer” means an entity described in item 10 of Part A of Section II above.

12As used herein, a “public company” is any company that has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any company that files periodic reports pursuant to Section 15(d) of the Exchange Act.

13As used herein, a “covered non-public company” means any non-public company satisfying any of the following three criteria:

(i)	income of at least $1 million in the previous fiscal year or in two of the three previous fiscal years and shareholders’ equity of at least $15 million;

(ii)	shareholders’ equity of at least $30 million and an operating history of at least two-years; or

(iii)	total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three most recent fiscal years.

14For this purpose, “material support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. Persons living in the same household are deemed to be providing each other with material support.

15See footnote 2 above.

Exhibit E – 15

Municipal Entities
In connection with Section 15B of the Exchange Act and applicable SEC and the U.S. Municipal Securities Rulemaking Board rules relating to the registration and conduct of municipal advisors, the Investment Adviser is required to confirm certain information from the investor.

(a)	The Client is (please select one of the following):
☐    a municipal entity[1] (if the Client has checked this box, proceed to Question (b))
☐    an obligated person[2] (if the Client has checked this box, proceed to Question (b))
X    neither a municipal entity nor an obligated person (if the Client has checked this box, proceed to the Certification at the end of this Questionnaire)

(b)	Please select one of the following, whichever is applicable:
☐    amounts invested or to be invested by the Client may constitute proceeds of municipal securities[3] or municipal escrow investments[4]
☐    amounts invested or to be invested by the Client will not constitute proceeds of municipal securities or municipal escrow investments

___________________________
[1] A “municipal entity” is any U.S. State, political subdivision of a U.S. State, or municipal corporate instrumentality of a U.S. State, including: (1) any agency, authority, or instrumentality of the State, political subdivision, or municipal corporate instrumentality; (2) any plan, program, or pool of assets sponsored or established by the State, political subdivision, or municipal corporate instrumentality or any agency, authority, or instrumentality thereof; and (3) any other  U.S. issuer of municipal securities.
[2] An “obligated  person” is any person or entity (including, without limitation, an individual, sole proprietorship, partnership, corporation, trust, limited liability company, limited liability partnership or other organization), including an issuer of municipal securities, who is either generally or through an enterprise, fund or account of such person, committed by contract or other arrangement to support the payment of all or a part of the obligations on the municipal securities to be sold in an offering of U.S. municipal securities, except the term obligated person shall not include: (1) a person or entity who provides municipal bond insurance, letters of credit or other liquidity facilities, (2) a person or entity whose financial information or operating data is not material to a U.S. municipal securities offering, without reference to any municipal bond insurance, letter of credit, liquidity facility or other credit enhancement, or (3) the U.S. federal government.
[3] “Proceeds of municipal securities” are monies derived by a municipal entity from the sale or primary offering of municipal securities, investment income derived from the investment or reinvestment of such monies, and any monies of a municipal entity or obligated person held in funds under legal documents for the municipal securities that are reasonably expected to be used as security or a source of payment for the payment of the debt service on the municipal securities, including reserves, sinking funds and pledged funds created for such purpose, and the investment income derived from the investment or reinvestment of monies in such funds.
[4] “Municipal escrow investments” are proceeds of municipal securities and any other funds of a municipal entity or obligated person that are deposited in an escrow account to pay the principal of, premium, if any, and interest on one or more issues of municipal securities.

Exhibit E – 16

Certification
The Investment Adviser may contact you for additional information. By signing this Certification, you represent and warrant that the information stated herein is true and complete as of the date hereof. You agree to promptly furnish to the Investment Adviser all information that the Investment Adviser may need to determine whether you meet the certifications contained herein. By signing this Certification you understand that Security Capital Research & Management Incorporated or its affiliates will be relying on the accuracy and completeness of the statements made and information provided herein and acknowledge that such statements and information may be relied upon by Investment Adviser in purchasing investments requiring the above certifications of the investor. By signing this Certification, you agree to immediately notify Investment Adviser in writing upon any change of your status or any of the foregoing representations.

HINES GLOBAL INCOME
INVESTMENTS INC.

/s/ J. Shea Morgenroth
Name:	J. Shea Morgenroth
Title:	Chief Accounting Officer
Date:	7/31/2018

Exhibit E – 17

Exhibit F
Authorizations, Representations and Warranties
Client hereby represents, warrants and agrees that to its knowledge:

(i)
Client, each affiliate of Client and, if Client is an entity that is privately owned, each person with a beneficial ownership interest in Client (collectively, the “Client Related Parties”) and its authorized persons agree to provide any document or information requested by JPMorgan (whether as of the effective date of the Agreement or in the future) that JPMorgan reasonably requests in order for JPMorgan to comply with all applicable anti‑money laundering statutes, rules, regulations, policies and consent orders;

(ii)	all information documents provided to JPMorgan, including those regarding the identity of the Client Related Parties provided or to be provided to JPMorgan is and will be accurate and complete;

(iii)
none of the funds that Client has contributed, or will contribute, to the Account has been or will be derived, directly or indirectly, from any activity that contravenes any United States federal or any state or international laws and regulations, including anti-money laundering laws and regulations (“Prohibited Investments”);

(iv)	none of the Client Related Parties is the subject of any OFAC sanctions;

(v)
none of the Client Related Parties is an individual or entity that resides or has a place of business in, or is organized under the laws of, a country, region or territory that is, or whose government is, the subject of OFAC sanctions or which is designated as a non-cooperative country or territory by the Financial Action Task Force on Money Laundering or which is designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns or whose contributions to such Account have been or will be transferred from or through such a country or territory;

(vi)
none of the Client Related Parties is a “senior foreign political figure,” or an “immediate family member” or “close associate” of a senior foreign political figure within the meaning of the Guidance on Enhanced Scrutiny for Transactions That May Involve the Proceeds of Foreign Official Corruption issued by the U.S. Department of Treasury and other federal agencies;

(vii)
none of the Client Related Parties is a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; and

(viii)
JPMorgan may disclose information about the Client Related Parties, any authorized person of Client and the Account, to any governmental, regulatory or judicial body, agency, authority or instrumentality with jurisdiction over JPMorgan or pursuant to any requirement under applicable law, rule, regulation, policy or consent order (collectively, the “Disclosure Requirements”) or to its affiliates or third parties, if JPMorgan, in its sole discretion, determines that such disclosure is required by such Disclosure Requirements, including the relevant statutes, rules, regulations or consent orders concerning Prohibited Investments or in connection with management, compliance oversight or an internal audit function.

Exhibit F – 1